Exhibit 10.30

Bank Loan Agreement

Bank	Shanghai Bank Shenzhen Branch ("Bank")
Borrower	Shenzhen TMK Power Industries Ltd. (深圳市三俊电池有限公司) ("Borrower")
Execution date	June 22, 2010
Principal	RMB 50 million.
Purpose	Working capital to purchase raw materials. The Borrower may not change the purpose of the loan without written consent by the Bank
Interest	The yearly interest rate is 5.508%. The interest is settled on a monthly basis.

Repayment and Repayment in advance	The Borrower shall repay the loan according to the contract. Repayment in advance shall be approved by the Bank with at least one month notice in advance.
Representation by Borrower

The Borrower shall notify the Bank of any corporate change in writing 30 days advance, including restructuring, merger, demerger, establishing a joint venture, assets transfer, etc., which may affect the obligations under the contract and the interest of the Bank. The Borrower may not take the above mentioned actions without written approval of such changes by the Bank.

The Borrower shall obtain written approval before providing a guarantee or mortgage with its primary asset for a third party, which could affect its performance under the loan agreement.
The Borrower or its investor(s) may not withdraw the capital, transfer the assets or equity for the purpose of avoiding the debt owned to the Bank.
The Borrower shall notify the Bank in advance in writing regarding the change of its name, legal representative, legal address, business scope.
During the loan period, the Borrower may not pay dividends or provide security for a third party, or lend to a third party.

Security	Mortgage plus guarantee. The mortgage contract and guarantee contract are signed independently.
Period	From June 28, 2010 to June 28, 2013

Liability for Breach

If the Borrower fails to observe the agreement, which causes damages or losses to the Bank, the Borrower shall pay liquidated damages which shall be calculated with the same method in the instance of delayed repayment.

In case of delayed repayment, the Borrower will be charged with penalty calculated at the rate 50% higher than the loan rate.
In case of misappropriation or diversion of loan, the Bank is entitled to charge the borrower penalty calculated at the rate 100% higher than the loan rate.
The Borrower shall be responsible for legal fees and other fees that occurred by the Bank to collect the debt through litigation if the Borrower breach the contract.

Governing law and Jurisdiction	The dispute will be solved through the court in the place where the Bank is located.